                  EMPLOYMENT AGREEMENT, dated as of June 28, 1996, between SYNERGISTIC SYSTEMS, INC., a California corporation ("SSI" or the "Company"), and Jean M. Campbell ("Employee").

                  Physician Support Systems, Inc., a Delaware corporation ("PSS"), is acquiring all of the issued and outstanding capital stock of the Company in a merger transaction involving PSS, a wholly-owned subsidiary of PSS, and the Company (the "Merger").

                  Employee acknowledges and agrees that this Agreement is being entered into in connection with the sale of all of her shares in the Company and that the terms and validity of this Agreement, insofar as California law is concerned, are therefore expressly governed by Section 16601 of the California Business and Professions Code.

                  The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and subject to the conditions set forth herein.

                  As a material inducement to PSS to consummate the Merger, PSS and the Company desire that Employee enter into the covenants set forth in
Section 5 hereof, and Employee agrees to enter into such covenants. Employee's execution of this Agreement is a condition to PSS's obligation to consummate the Merger.

                  Based upon the mutual covenants and consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                  Section 1. Term. The initial term of employment of Employee by the Company hereunder shall commence upon the date of this Agreement (the "Commencement Date") and end on the fifth anniversary of the Commencement Date, unless extended on terms agreed upon between Employee and the Company (such term being hereinafter referred to as the "Employment Period"). Notwithstanding the foregoing, the Employment Period shall automatically be extended for two succeeding one-year periods unless Employee or the Company gives notice to the other at least 180 days prior to the expiration of the initial Employment Period or the first one-year extension, as the case may be, of such party's intention not to extend the Employment Period. If such notice is given by either party, the Employment Period shall terminate at the end of the initial Employment Period or at the end of the first one-year extension, as the case may be. The Employment Period may be earlier terminated pursuant to the provisions of this Agreement.

                  Section 2.  Duties.

                            2.1.  Scope.  (a)  During  the  Employment   Period,
Employee shall perform senior management services requiring substantially the same time commitment and encompassing substantially the same responsibilities as Employee has, in good faith and in the ordinary course of business, performed for the Company prior to the Merger, and shall include such other services as Employee and the Company may, from time to time, agree (collectively, the "Services"). During


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


the Employment Periods, the Employee shall hold the office of President and Chief Executive Officer of Employer.

                            (b) Employee  shall have the right to determine,  in
her sole discretion (after consultation with the Company's Board of Directors), the allocation of up to $60,000 in bonuses for calendar year 1996 to be paid by SSI to key management employees of SSI in December 1996. Employee shall also have the right to cause the Company to continue to maintain its group manager compensation program and its non-management employee, longevity bonus program. The programs shall be administered and maintained in accordance with the Company's past practice and in consultation with the Company's Board of Directors.

                            (c)  In  connection  with  the  consummation  of the
Merger, Employee shall have the right in her sole discretion (after consultation with the Company's Board of Directors and consistent with the Company's general compensation practice) to offer up to 10 key management employees of the Company written employment agreements that, among other things, provide for an annual salary of up to 110% of the annual salary received by such employees immediately prior to the consummation of the Merger.

                            2.2. (a) Performance.  During the Employment Period,
the Employee will render the Services to the Company in conformity with professional standards and in a prudent manner. Employee agrees to comply with all of the Company's policies, standards and regulations and to follow the reasonable instructions and directions of the Board of Directors of the Company and Employee's superiors within the Company. The Employee shall promote the interests of the Company in carrying out Employee's duties and shall not deliberately take any action which could, or fail to take any action which failure could, reasonably be expected to have a material adverse effect upon the business of the Company, PSS or their respective affiliates.

                            (b)  The   Services   shall  be  rendered  at  SSI's
principal offices in Chatsworth, and/or such other place or places and at such reasonable times as Employer shall in good faith require or as its interests, needs, business and opportunities shall require or make advisable. However, Employee shall not be required to relocate out of the Southern California area, nor shall Employee be required to spend more than one-third of her time outside of the State of California.

                            (c)  Employee  shall  to the  same  extent  as PSS's
directors and officers be indemnified from any and all liabilities (including reasonable attorney's fees and costs) incurred by reason of the fact that: (i) on and after the date hereof, Employee is an employee of SSI and (ii) Employee is a member of PSS's Board of Directors (to the extent Employee serves as such a director); provided that such indemnity shall be pursuant to PSS's certificate of incorporation and bylaws. To the same extent as PSS's directors and officers, Employee shall as a director of PSS (to the extent Employee serves as such a director) and as a director and officer of SSI be covered by liability insurance against liabilities as to which Employee is permitted to be indemnified hereunder.



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


                  Section 3.  Compensation.

                            3.1. Salary.  As compensation for the Services,  the
Company shall pay to the Employee an annual salary of $250,000 for each year of the Employment Period (the "Salary"), payable in equal installments in accordance with the Company's normal payroll practices. During the Employment Period, the Company shall endeavor in good faith to ensure that the Salary is maintained at a level that is no less than the amount of annual base compensation paid to similarly situated senior management employees of PSS or any of PSS's wholly-owned subsidiaries.

                            3.2. Transitional Services. For services provided in
connection with the transition of ownership and coordination and realignment of SSI and PSS activities including, but not limited to, employee and customer relations services, information systems transition services and new customer marketing programs, the Company shall cause PSS to pay to Employee $100,000 for these transitional services, payable in four equal monthly installments beginning on July 1, 1996 and ending on October 1, 1996. Notwithstanding the foregoing, PSS shall not be obligated to pay any such installment if, at the time such installment is otherwise due, Employee has ceased to be an employee of the Company. PSS shall not withhold any amounts from the transitional service bonus for payment of federal, state and local taxes thereon. To the extent any such taxes are due, such taxes shall be paid by Employee.

                            3.3.   Incentive    Compensation.    As   additional
compensation for the Services, the Company shall pay Employee deferred incentive compensation determined as set forth in Annex A (the "Incentive Compensation").

                            3.4.  Employee  Stock  Options.  Employee  shall  be
entitled to participate in PSS's 1996 Stock Option Plan. Grants to Employee pursuant to the 1996 Stock Option Plan shall be at the discretion of the Compensation Committee of PSS's Board of Directors and shall be consistent with the objectives of the plan and PSS's senior management compensation policies. The Company shall cause any stock option agreement pursuant to which PSS stock options are granted to Employee under the 1996 Stock Option Plan to provide that all unvested stock options granted to Employee thereunder shall automatically vest in the event the Employment Period is terminated or expires other than pursuant to Section 6.2.

                            3.5.   Reimbursement;   Automobile  Allowance.   (a)
Pursuant to the Company's standard reimbursement policies, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee directly related to the performance by Employee of the services hereunder. Employee shall account for such expenses in accordance with the Company's reasonable record-keeping requirements.

                            (b)  Employee  shall be  entitled  to an  automobile
allowance in the amount of $500 per month, which shall cover all of Employee's employment-related automobile expenses, other than per mile costs which shall be reimbursable in accordance with Internal Revenue Service guidelines.

                            Section 4. Employee Benefits.  During the Employment
Period, Employee shall be eligible for the employee benefits (including, without limitation, medical coverage) generally provided by PSS to its senior management employees. The Company reserves the right to expand, restrict, designate or eliminate the benefits provided to Employee so long as such



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


expansion, restriction, designation or elimination applies generally to all of PSS's senior management employees.

                  Section 5. Non-Competition; Non-Disclosure.

                            5.1.   Clients.    (a)   Employee   recognizes   and
acknowledges that, after the Commencement Date, all clients and/or accounts serviced by the Company, Employee or the Company's other employees during Employee's employment with the Company, including all clients and/or accounts acquired by Employee due to such Employee's efforts during the term of such Employee's employment with the Company are the clients and accounts of the Company (collectively, "Client Accounts").

                            (b) "Prospective  Client Accounts" are businesses or
individuals who (i) provided referrals to Employee or the Company that have resulted either in a proposal for work or in a service engagement or (ii) are known to Employee through activities with close business advisors of Client Accounts. For purposes of this Agreement, "Prospective Client Accounts" are considered to be "Client Accounts".

                            5.2. Non-Disclosure.  (a) Except as provided in this
Section 5.2, Employee shall not, during or after the Employment Period, disclose any confidential or proprietary information of the Company or of its affiliates to any person, firm, corporation, association or other entity (other than the Company, its affiliates, subsidiaries, officers or employees thereof) for any reason or purpose whatsoever (other than in the normal course of business on a need to know basis after Employee has received assurances that the confidential or proprietary information shall be kept confidential), nor shall Employee make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, corporation or other entity, except the Company. As used herein, the term "confidential or proprietary information" means all information which is or becomes known to Employee and relates to matters such as trade secrets, research and development activities, business or financing plans, acquisition opportunities, computer software, books and records, customer or potential customer lists (including, without limitation, any list of Client Accounts or any part thereof), vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by Employee or a person who received such information from Employee).

                            (b) If Employee is  requested  or required by law or
judicial order to disclose any confidential or proprietary information, Employee shall provide the Company with prompt notice of any such request for such information or requirement so that the Company may seek an appropriate protective order or waiver of Employee's compliance with the provisions of this clause. Employee will not oppose action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company will provide for the defense of matters arising under this provision.

                            (c) Employee  agrees that Employee will promptly and
fully disclose to the Company (i) all inventions, ideas, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during


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


the Employment Period and which shall in any way relate to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and (ii) all tangible work product (whether in the nature of developed ideas, know-how, trade secrets and similar intellectual property) and inventions (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period which relates in any way to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and all such inventions, ideas, trade secrets and know-how shall be and remain the sole and exclusive property of the Company. At the request of the Company, Employee shall, during the Employment Period, without charge to the Company, but at the expense of the Company, assist the Company in any reasonable way to vest in it title to all such inventions, ideas, trade secrets and know-how and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, Employee shall execute and deliver any and all documents that the Company may reasonably request, including applications for patents, copyrights and assignments thereof.

                            5.3.   Restrictive    Covenant.    Employee   hereby
acknowledges and recognizes Employee's possession of confidential or proprietary information and the highly competitive nature of the business of the Company and its affiliates and accordingly agrees that, in consideration of PSS causing the Merger to be consummated, the Company's entering into this Agreement, and the premises contained herein, Employee will not, from and after the Commencement Date and for the period ending on the later of (a) five years after the date of this Agreement and (b) two years after the date of termination of the Employment Period, either individually or as an officer, director, employee, partner, agent or principal of another business firm (i) directly or indirectly engage in the United States, in any competitive business (including seeking or accepting employment with a Client Account), (ii) assist others in engaging in any competitive business in the manner described in the foregoing clause (i), (iii) solicit, professionally contract or provide medical billing, accounts receivable, accounting, financial or consulting services to any Client Account or (iv) induce employees of the Company or any of its affiliates to terminate their employment with the Company or such affiliates or hire any employees of the Company or any of its affiliates to work with Employee or any business firm affiliated with Employee. Notwithstanding the foregoing, after the termination on expiration of the Employment Period, Employee may (i) work or consult for a governmental agency, (ii) work or consult for not-for-profit healthcare industry groups, (iii) teach at a public or private college, university or professional or vocational training school, (iv) consult on formation, management and/or operations of healthcare entities (other than entities which, as the primary component of their business, provide medical billing, accounts receivable management or practice management services to physicians or physicians groups) and (v) work in a management or administrative capacity in a healthcare business (other than entities which, as the primary component of their business, provide medical billing, accounts receivable management or practice management services to physicians or physicians groups); provided that in no event shall Employee engage in any activity otherwise prohibited pursuant to clauses (i) or (ii) of the immediately preceding sentence.

                            5.4.  Remedies.   Employee   acknowledges  that  the
Company may elect to specifically enforce Section 5.3 (the "Restrictive Covenant") by injunctive or other equitable remedies (as provided in Section 8.4) or, in the alternative, seek damages as a result of Employee's breach of the Restrictive Covenant. Employee recognizes that the right to service each Client Account is a valuable asset of the Company and that the precise value of the loss of such asset may be difficult to measure in monetary sums.



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

                  Section 6. Termination.

                            6.1. Death or Disability. If the Employee should die
during the Employment Period, the Employment Period shall terminate as of the date of death. If the Employee becomes unable to perform the Services reasonably satisfactorily for at least 180 consecutive days during the Employment Period due to a physical or mental disability, the Company may elect to terminate the Employment Period at any time thereafter, provided the Employee still suffers from such disability; and the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician reasonably acceptable to Employee and to the Company. The Employee's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Employee's inability to perform his duties hereunder.

                            6.2.  Cause.  The  Company,   at  its  option,   may
terminate the Employment Period and all of the obligations of the Company hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder in the event of (i) the Employee's conviction of, or plea of guilty or nolo contendere to (A) a felony or (B) a fraudulent or deliberately dishonest act which results in an adverse effect on the Company, (ii) the Employee's material breach of this Agreement or
(iii) the Employee's gross negligence or bad faith in the performance of the Services. Notwithstanding the foregoing, the Employment Period may not be deemed to have been terminated for Cause pursuant to Section 6.2(ii) until 45 days after Employee receives written notice from the Company that the Company is terminating the Employment Period pursuant to such Section. During such 45-day period, Employee has the right, together with Employee's counsel, to meet with the Company's Board of Directors to discuss such termination by giving written notice to the Company within 15 days after Employee receives such termination notice. If such meeting is requested by Employee, such meeting shall take place at the Company's principal place of business at a date and time to be mutually agreed upon in good faith by the Company and Employee, which date shall not be less than 10 days or more than 20 days after the Company's receipt of such meeting request.

                            6.3.  Payments in the Event of  Termination.  If the
Employment Period is terminated or expires pursuant to Section 1 or Section 6, the Company shall pay the Employee any Salary and other monetary obligations already earned to the date of such termination.

                            6.4.  Termination  Obligations.   In  the  event  of
termination of the Employment Period in accordance with this Section 6, all obligations of the Company shall terminate, except as specifically set forth in
Section 6.3. In the event of termination by the Company of the Employment Period other than pursuant to Section 1 or Section 6, Employee shall be entitled to receive the full rights and benefits that Employee would otherwise have received pursuant to Section 3 and Section 4 and Annex A hereto if the Employment Period had not been so terminated and had continued until the earliest date on which it could have terminated or expired pursuant to Section 1.

                  Section 7. Transition. In the event of termination of the Employment Period, Employee shall use Employee's best efforts to assist the Company in maintaining the Company's professional relationship with all Client Accounts. To such end, Employee shall cooperate and assist the Company, at the Company's direction and instruction, to retain and transition each Client
Account during the transition period between the receipt of notice of the termination of employment and the final day of employment.



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

                  Section 8. Miscellaneous.

                            8.1. Assignment; Benefit. This Agreement is personal
in its nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation or transfer of all or substantially all of its assets.

                            8.2.  Notices.  All  notices,   requests  and  other
communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, at:

                  Synergistic Systems, Inc.
                  c/o Physician Support Systems, Inc.
                  Route 230 and Eby-Chiques Road
                  P.O. Box 36
                  Mt. Joy, Pennsylvania 17552
                  Telecopy:  717-653-0567
                  Attention: Peter W. Gilson
                             Hamilton F. Potter III
                             David S. Geller

If to the Employee, at:

                  Jean M. Campbell
                  Synergistic Systems, Inc.
                  9131 Oakdale Avenue
                  Chatsworth, California 91311
                  Telecopy:     818-709-4750

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be deemed to have been given when received or, if given by mail, when delivered at the address specified in this
Section 8.2 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                            8.3. Entire Agreement;  Amendments and Waivers. This
Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all negotiations and prior agreements. No amendment, alteration, modification, or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such amendment, alteration, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                            8.4. Specific Performance.  In the event of a breach
or threatened breach by Employee of the provisions of Section 5, the Company shall be entitled to an injunction



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

restraining Employee from such breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Employee of the provisions of Section 5. Without limiting the generality of the foregoing, Employee acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of Section 5, the Company's damages may exceed the value of the consideration received by Employee in the Merger.

                            8.5. Enforceability.  It is the desire and intent of
the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                            8.6.  Acknowledgment.   Employee  acknowledges  that
Employee has read this Agreement and has been afforded the opportunity to discuss and review this Agreement with the Company and/or an attorney of Employee's choice. Employee understands that execution of this Agreement and acceptance of its terms are conditions to PSS causing the Merger to be consummated and to Employee's employment with the Company.

                            8.7. 1992 Employment Agreement.  Effective as of the
date of this Agreement, the Employment Agreement effective as of January 1, 1992, by and between the Company and Employee shall be null and void and of no further force or effect and the Company and Employee hereby release each other from any and all liabilities thereunder, except that accrued wages, monies or other benefits owed to Employee through June 28, 1996 will be paid to Employee.

                            8.8.   Headings.   Descriptive   headings   are  for
convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                            8.9. Counterparts. This Agreement may be executed in
any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                            8.10. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED
BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. ANY PROCEEDING ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN LOS ANGELES COUNTY, CALIFORNIA.



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


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                                    SYNERGISTIC SYSTEMS, INC.

                                                    By: /s/ Robert S. Campbell
                                                       -------------------------
                                                       Name:  Robert S. Campbell
                                                       Title: C.F.O.

                                                        /s/ Jean M. Campbell
                                                       -------------------------
                                                            Jean M. Campbell

Doc. #8511/1



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



                                    ANNEX "A"

                             Incentive Compensation

                  In addition to the Salary and the other benefits Employee is entitled to under this Employment Agreement, for each of the calendar years 1997 through 2001 (and any additional full calendar years during the Employment Period), if the Company's earnings before interest and taxes ("EBIT") in any such year is 12% or more higher than the highest EBIT of the Company for any prior year, the Company shall pay Employee as incentive compensation an amount as set forth in the table below under the heading entitled "Additional Compensation." For calendar year 1996, Employee shall be paid as incentive compensation an amount equal to (x) $50,000 if EBIT of the Company for 1996 equals or exceeds $1,876,000 but is less than $1,926,000 or (y) $100,000 if EBIT of the Company for 1996 equals or exceeds $1,926,000. Payments, if any, for any year shall be made by the Company to Employee within 120 days of the end of such year. Calculations shall be based upon the Company's financial statements that are included in PSS's audited consolidated financial statements and shall be made in accordance with generally accepted accounting principles (except that the calculation of EBIT of the Company for purposes of this Annex A shall not take into consideration the expense or liability for any incentive compensation payment due under this Annex A and shall not take into consideration any PSS corporate overhead allocation or allocation of the capitalized cost of PSS software unless Employee requests such software from PSS at additional cost to PSS, but shall include any direct costs incurred relating to implementation of PSS software at SSI and shall exclude any effects on EBIT resulting from fluctuations in the Company's unbilled accounts receivable). The Company shall not be obligated to pay incentive compensation for any year unless Employee is an employee of the Company at the end of such year (except if the Employment Period is terminated by the Company other than pursuant to Section 1 or Section 6 of this Employment Agreement).


Percentage of EBIT Growth over
Highest EBIT of any Prior Year(1)                          Additional Compensation
- ----------------------------------                         -----------------------
12%                                                         $100,000
16%                                                         $150,000
20%                                                         $200,000
24%                                                         $250,000




- ----------
(1) Beginning in 1997, "highest EBIT" of any prior year shall be not less than $1,826,000.



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